EXHIBIT 10.11

                        CARRIER SERVICE AGREEMENT
                        -------------------------



This Service Agreement ("Agreement") is made as of the 25 day of OCT, 1999 ("Effective Date"), by and between NetVoice Technologies, Inc.
(NVT), with its principal office at 13747 Montfort Dr, Ste. 250, Dallas, Texas 75240, and SUPERNET, with its principal office at 232 BROADWAY BROOKLYN NY 11211, hereinafter called ("CUSTOMER").

WHEREAS, CUSTOMER is a common carrier that has requested that NVT provide the services described in Exhibits A and B and CUSTOMER agrees to accept said services pursuant to the terms hereof:

NOW, THEREFORE, the parties agree as follows:

1. SERVICES. NVT agrees to furnish CUSTOMER telecommunications services set forth in Exhibit A and Exhibit B to this Agreement, at the rates set forth therein and subject to the terms and conditions contained in this Agreement.

2. TERM. The term of this Agreement shall commence on the Effective Date and will continue for a period of one (1) year.

3.   CHARGES AND PAYMENT.

     3.1 All Usage Charges and Monthly Recurring Charges for services provided by NVT under this Agreement are set forth in Exhibit A, which charges are subject to change as hereinafter provided.

     3.2 Monthly Recurring Charges, Usage Charges and other charges for services provided under this Agreement shall be payable as follows:

          3.2.1 All monthly Recurring Charges for services provided under this Agreement will be billed in advance of usage and shall be paid by CUSTOMER to NVT, without demand or setoff, within 5 days after the date of the NVT invoice.

          3.2.2 All Usage Charges, if applicable, for services provided under this Agreement will be billed 7 days post usage and shall be paid by CUSTOMER to NVT, without demand or setoff, within 3 days after the date of the NVT invoice.

     3.3 Any amount not received by NVT on the due date specified above will be deemed past due. Any past due amounts are subject to a late charge in the amount of one and one-half percent (1.5%) per month compounded monthly, or the maximum rate allowed by law, whichever is less, from the due date until payment is received by NVT.

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     3.4  In case the CUSTOMER disputes any billing of NVT, CUSTOMER must pay the full amount within the time frames set forth in sections 3.2.1 and 3.2.2. A description of the disputed billing must be delivered to NVT in writing within 10 days of the invoice, and NVT will set aside the disputed amount in a separate account for up to 30 days while the Parties attempt to resolve the dispute.

     3.5 NVT reserves the right to increase the Usage Charges, Monthly Recurring Charges and service charges hereunder upon at least thirty (30) days prior notice to CUSTOMER for domestic service, and five (5) days prior notice for international service, provided CUSTOMER may elect to terminate this Agreement without penalty in the event of any such increase. In order to exercise such election to terminate, CUSTOMER must give NVT written notice of such election within (15) days after the date of the notice of increase from NVT.

     3.6 Customer shall make a Deposit or an Advance Payment or both to be held as a guarantee for the payment of charges. The Deposit or Advance Payment shall not exceed an amount equal to one month's estimated usage. A Deposit does not relieve the Customer of the responsibility for the prompt payment of bills on presentation.

          In the event of cancellation, the Deposit will be applied toward the Customer's final bill and any remainder will be returned to the Customer within 90 days after the service has been disconnected.

4. TAX EXEMPTION CERTIFICATE. Should CUSTOMER claim an exemption from any sales, use, or other tax, the CUSTOMER shall provide such exemption information to NVT. It will be the responsibility of CUSTOMER to make sure that its proof of exempt status remains current. In no event shall NVT be liable for any taxes due by CUSTOMER and CUSTOMER hereby indemnifies NVT against any such claims for taxes by any tax in authority or party acting on behalf of such taxing authority.

5. LIMITATION OF LIABILITY. NVT'S LIABILITY HEREUNDER IS LIMITED TO DIRECT DAMAGES ONLY. NVT WILL NOT BE RESPONSIBLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT LOSS OR DAMAGE OF ANY KIND. NVT SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY LOSS, COST OR EXPENSE ARISING FROM THE DELAY OF ANY TELEPHONE OPERATING COMPANY, LOCAL EXCHANGE CARRIER, OR ANY OTHER THIRD PARTY, ABSENT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF NVT.

6.   INDEMNIFICATION.  CUSTOMER hereby indemnifies and holds harmless
     NVT, its affiliates, their respective officers, directors, shareholders, employees, agents, successors and assigns, and each of them, from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs of expenses, whether accrued, absolute, contingent or otherwise, including but not limited to court costs and attorney's fees, which any of the foregoing may incur or to which any of the foregoing may be subjected, arising out of or otherwise based upon any of the following:

     6.1 Any breach of default by CUSTOMER under any of the provisions of this Agreement or of any other agreement or instrument to which NVT or an affiliate is a party or which is in favor of NVT or an affiliate of NVT;

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     6.2  Claims of any third person or entity for libel, slander, infringement or copyright, or unauthorized use of trademark, trade names, or service mark arising out of material, data, information, or other content transmitted by CUSTOMER over NVT's networks; or

     6.3 Any act or omission of CUSTOMER or its agents, servants, employees, contractors, or representatives.

     For purposes of this Agreement, an "affiliate" of NVT includes any person or entity controlling, controlled by or under common control with NVT.

7.   SUSPENSION OF SERVICE; TERMINATION OF AGREEMENT.  In the event
     CUSTOMER:

     a. Breaches any provision of this Agreement including but not limited to the provisions regarding payment; or

     b. Files or initiates proceedings or has proceedings filed or initiated against it, relating to its liquidation, insolvency, reorganization or relief (such as the appointment of a trustee, receiver, liquidator, custodian or other official) under any bankruptcy, insolvency or other similar law or makes an assignment for the benefit of its creditors or enters into an agreement for the composition, extension or readjustment of its obligations in connection with the foregoing;

     Then NVT may, upon notice to CUSTOMER, at the NVT's option and in addition to such other rights or remedies as it may have under this Agreement, at law or in equity, without incurring any liability; (i) suspend service to CUSTOMER until such time that such circumstance is corrected (provided NVT shall not be prohibited from terminating this Agreement after suspending service; (ii) declare all charges that have been billed to CUSTOMER by NVT to be immediately due and payable, whereupon all such amounts shall become immediately due and payable; or (iii) terminate this Agreement.

8. CROSS DEFAULT/CROSS TERMINATION. NVT, at its option, may also terminate services provided to CUSTOMER under this Agreement upon at least (30) days notice to CUSTOMER, in addition to such other rights or remedies as NVT may have under any agreement, at law or in equity, in the event CUSTOMER or any affiliate of CUSTOMER breaches any provision of any other agreement or instrument with or in favor of NVT or any affiliate of NVT.

9. FORCE MAJEURE. Notwithstanding anything to the contrary herein, NVT shall not be liable to CUSTOMER or any other person or entity for damages, or deemed to be in breach of this Agreement, due to causes outside of NVT's reasonable control, including, without limitation, acts of God, fire, explosion, vandalism, storm or other natural occurrences; any law, order, regulation, direction, action or request of the united States government or of any government (including without limitation, state and local governments having jurisdiction over any of the parties) or of any department, agency, commission, court, bureau, corporation or other instrumentality of an one or more of such governments, or of any civil or military authority; national emergencies; insurrection; riots; wars; strikes, lockouts, work stoppage or other such labor difficulties; or any act or omission of any other person or entity.

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10.  ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. CUSTOMER may not assign, delegate, or transfer any of its rights or obligations hereunder without the prior written consent of NVT. For purposes hereof, the following also constitutes an assignment: (a) any merger, consolidation or reorganization to which CUSTOMER is a party, (b) the sale or transfer of all or substantially all the assets of CUSTOMER, or (c) the sale, issuance or transfer of any voting securities of CUSTOMER which results in a change in control of CUSTOMER.

11. WAIVER. The delay or failure of NVT to enforce or insist upon compliance with any of the terms or conditions of this Agreement or to exercise any remedy provided herein, the waiver of any term or condition of this Agreement or the granting of an extension of time for performance shall not constitute the permanent waiver of any term, condition or remedy of or under this Agreement, and this Agreement and each of its provision shall remain at all times in full force and effect unless and until modified as provided herein.

12. NOTICES. All notices required by this Agreement shall be assumed to have been delivered when sent in a sealed envelope, postage prepaid and sent either express or overnight delivery or registered or certified mail, return receipt requested and addressed to each party as follows:

     If to NVT:          NetVoice Technologies, Inc.
                         13747 Montfort Dr., Ste. 250
                         Dallas, Texas 75240
                         Attention: Jeff Rothell

     If to CUSTOMER:     Supernet
                         232 Broadway
                         Brooklyn, NY 11211
                         ATT: Moses Greenfield

13. SEVERABILITY. If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall be determined to any extent to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such determination.

14. SURVIVAL. The covenants and agreements of CUSTOMER contained in this Agreement with respect to payment of amounts due and indemnification shall survive any termination of this Agreement.

15. HEADINGS. Headings contained herein are provided for convenience and reference only and do not affect or limit the interpretation, contents or terms of this Agreement.

16. GOVERNING LAW AND CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE VALIDITY AND PERFORMANCE HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF TEXAS AND CUSTOMER HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF SAID STATE WITH RESPECT TO ANY DISPUTE,

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     CONTROVERSY OR OTHER MATTER RELATING TO OR ARISING OUT OF THIS AGREEMENT.

17. EXECUTION. This Agreement may be executed in counterparts and each of such counterparts shall, for all purposes, be deemed to be an original but all together only one Agreement.

18. THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of a party hereto.

19. REGULATORY CHANGES. In the event of any regulatory, judicial, or legislative body having jurisdiction over the way in which services referenced herein are provided, materially changes the scope, terms, or operating conditions of this Agreement, NVT may terminate this agreement in its sole discretion without penalty.

20.  ADDITIONAL PROVISIONS.

     A. Nothing herein shall be construed as conveying any interest in any property of NVT, and CUSTOMER shall not represent that such conveyance has occurred.

     B. The provision of service by NVT is subject to the condition that the service will not be used for any unlawful purpose.

21. ENTIRE AGREEMENT. This Agreement, including its Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, whether written or oral, between NVT and CUSTOMER. No waiver, alteration or modification or any of the provisions of this Agreement shall be binding unless in writing and signed by a duly authorized representative of the parties; provided, however, that only written notice to CUSTOMER is required to increase service rates in accordance with Section 3.6.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written as the effective date.

NetVoice Technologies, Inc.        CUSTOMER


By: /s/ JEFF ROTHELL               By: /s/ MOSES GREENFIELD
   ---------------------------        ------------------------------
    Jeff Rothell
                                   Name: Moses Greenfield
                                        ----------------------------
                                            (Print Name)

Title: President                   Title: V.Pres
                                         ---------------------------

Date: 11-1-99                      Date: 10-26-99
     -------------------------          ----------------------------

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                                EXHIBIT A
                                ---------

                       NETVOICE TECHNOLOGIES, INC.
                       ---------------------------

                           TERMINATION SERVICE

NVT will terminate telecommunications received from Customer by means of a DS1(T-1) interconnection at one of NVT's points of presence. Calls may be terminated locally, i.e., to the NPA/NXX numbers associated with that point of presence ("Local Termination"), or may be carried by NVT to and terminated in other cities in which NVT has a point of presence ("on-net cities"), i.e., to the NPA/NXX for NVT's other on-net cities ("IP Long Haul"). NVT's on-net cities and the NPA/NXX associated with them are listed on Exhibit B. The following charges will apply:

Long Haul Transport, Local Termination, Local Origination
---------------------------------------------------------

Option A: Fixed Rate Service
          ------------------

                              1 Year              2 Year
                              --------------------------
     1 - 4     T-1            $5500 ____          $5300 ____
     5 - 9      "             $5300 ____          $5100 ____
     10 - 28    "             $5100 ____          $4900 ____
     29+        "             $4900 ____          $4700 ____

(2) @ $5000 to start /s/ FPR MG

(Please initial appropriate fixed quantity/rate) (Quantity chosen must be activated within 60 days of initial circuit acceptance)

Option B: Rate per minute (Requires DS3 volume-minimum 4M minutes per month
          -----------------------------------------------------------------

     Origination Service      $.017 per minute  Per minute plan accepted:

     Termination Service      $.015 per minute      (60 day ramp to reach
                                                              4M minutes)

1P Long Haul and Virtual Termination Prices are FOB NVT POP. INCLUDES LONG HAUL AND TERMINATION of calls within local calling area of terminating on-net city (cities).
                    Local termination is FOB NVT POP.

NetVoice Technologies, Inc.             CUSTOMER

By: /s/ JEFF ROTHELL                    By: /s/ MOSES GREENFIELD
   --------------------------              ---------------------------
     Jeff Rothell                       Name: Moses Greenfield
                                             -------------------------

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                                EXHIBIT B
                               ----------


                       NETVOICE TECHNOLOGIES, INC.
                       ---------------------------

                           TERMINATION SERVICE

                       NPA/NXX LISTINGS AVAILABLE
                       --------------------------

                    Dallas                   Ft. Worth

                    Houston                  Austin

                    San Antonio              El Paso

                    Oklahoma City            Tulsa

                    Atlanta                  New Orleans

                    Denver                   Kansas City

                    Orlando                  Tampa

                    Miami/Ft. Lauderdale     Jacksonville

                    Little Rock              Albuquerque

                    Portland                 Phoenix

                    Chicago (11/99)          New York (11/99)

                    Los Angeles (12/99)

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